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                  [LETTERHEAD OF ALSTON & BIRD APPEARS HERE]


                                October 29, 1996


National Data Corporation
National Data Plaza
Atlanta, Georgia 30329-2010

     Re:  National Data Corporation
          Registration Statement on Form S-3
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Ladies and Gentlemen:

     This opinion is given in connection with the filing by National Data Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with respect to up to $143,750,000 principal amount of the Company's __% Convertible Subordinated Notes due 2003 (including up to $18,750,000 in aggregate principal amount subject to an over-allotment option to be granted to the several underwriters of the transaction (the "Underwriters")) (the "Notes") and the Company's Common Stock $.125 par value, into which the Notes may be converted (the "Common Stock") pursuant to the terms of the Notes and the Indenture in substantially the form filed as an exhibit to the Registration Statement (or incorporated by reference therein (the "Indenture"), to be entered into by the Company and The First National Bank of Chicago, as Trustee thereunder (the "Trustee"). The Notes are proposed to be issued by the Company and sold pursuant to the Underwriting Agreement among the Company and the Underwriters in substantially the form filed as an exhibit to the Registration Statement (the "Underwriting Agreement").

     As counsel to the Company, we have examined the relevant corporate and other documents incident to the giving of this opinion and we are also generally familiar with the corporate affairs of the Company. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents, and conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the following opinion:

     1. The Indenture and the issuance of the Notes have been duly authorized by appropriate corporate action of the Company, and when the Notes, in the form filed as an exhibit to the Registration Statement, have been appropriately completed and duly executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, and the Indenture has been appropriately completed
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and duly authorized, executed and delivered by the Company and the Trustee, the
Notes will be valid and binding obligations of the Company.

     2. The issuance of the Common Stock has been duly authorized by appropriate corporate action of the Company, and when duly issued and delivered in accordance with the Indenture and as described in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable by the Company under the General Corporation Law of the State of Delaware as in effect on the date hereof.

     Our opinion that the Notes will be valid and binding is qualified as to:

          (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

          (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

          (c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such validity and binding effect are considered in a proceeding in equity or at law.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                     Very truly yours,



                                     ALSTON & BIRD

                                     By:  /s/ Joel J. Hughey
                                          -------------------------------------
                                          Joel J. Hughey

[AD962770.142]